Exhibit 32.1
WRITTEN STATEMENT
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
     The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed by Stanley-Martin Communities, LLC with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: August 13, 2008	By:	/s/ Steven B. Alloy
Steven B. Alloy
Chief Executive Officer

Date: August 13, 2008	By:	/s/ Steven B. Alloy
Steven B. Alloy
Chief Financial Officer and Principal Accounting Officer